UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250 Winston-Salem, North Carolina		27103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 11, 2024, ProKidney Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, J.P. Morgan Securities LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering of 42,744,220 shares of the Company’s Class A ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), at an offering price to the public of $2.42 per share (the “Public Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 6,411,633 Ordinary Shares. The Public Offering is expected to close on June 13, 2024, subject to the satisfaction of customary closing conditions.

Purchase Agreement

Concurrent with the Public Offering, on June 11, 2024, the Company entered into share purchase agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Investors agreed to purchase 11,030,574 Ordinary Shares, $0.0001 par value per share, in a registered direct offering (the “Direct Offering”). The Public Offering is not contingent on the closing of the Direct Offering, and the Direct Offering is not contingent on the closing of the Public Offering. The Direct Offering is expected to close on or about June 13, 2024.

The Purchase Agreements can be terminated (i) by mutual agreement of the Company and each Investor, or (ii) by either party if the Direct Offering does not close by June 17, 2024. The Purchase Agreements contain customary representations and warranties. The obligation of the Investors to purchase our shares is also subject to certain conditions precedent in the Purchase Agreements.

The net proceeds to the Company from the Public Offering and the Direct Offering are expected to be approximately $136.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Public Offering and the Direct Offering were made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275701), that was filed with the Securities and Exchange Commission and became effective on November 30, 2023, including the related prospectus, dated November 30, 2023, as supplemented by the preliminary prospectus supplement dated June 10, 2024 and the final prospectus supplement dated June 11, 2024. The description of the material terms of the Underwriting Agreement and the Purchase Agreements in Items 1.01 of this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the terms of the Underwriting Agreement and the Purchase Agreements, as applicable. Copies of the Underwriting Agreement and a Form of the Purchase are attached as Exhibits 1.1 and 10.1, respectively, and incorporated herein by reference. A copy of the legal opinion relating to the legality of the issuance and sale of common stock in the Public Offering and the Direct Offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

On June 11, 2024, the Company issued a press release announcing the pricing of the Public Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between the Company and Jefferies LLC, J.P. Morgan Securities LLC, and Guggenheim Securities, LLC, dated June 11, 2024.

5.1	Opinion of Walkers (Cayman) LLP.

10.1*	Form of Share Purchase Agreement by and between the Company and certain investors, dated June 11, 2024.

23.1	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).

99.1	Press Release dated June 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date: June 13, 2024	By:	/s/ James Coulston
James Coulston
Chief Financial Officer